SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 16, 2005
Date of Report:
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 High Street
Hamilton, Ohio
45011
(Address of principal executive offices)(Zip Code)
(513) 867-5447
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Form 8-K	First Financial Bancorp.
Item 8.01 Other Events.
On December 16, 2005, First Financial Bancorp, the holding company for First Financial Bank, N.A., announced a realignment of its senior management team. Effective on January 1, 2006, this realignment is intended to further streamline the company’s organizational structure in these key areas:
•	Creation of a new management structure that supports one banking line of business, down from the current three. The company will continue to operate in 14 markets under three banking brand names.

•	Formation of areas of specialized support for commercial and retail products that are focused on delivery, development, and credit underwriting.

•	Consolidation of the company’s insurance business into the wealth resources line of business.
     The principal changes will result in the current presidents of the First Financial Bank, Sand Ridge Bank and Community First Bank & Trust brands assuming the following titles and duties:
•	David Harvey will fill the vacant chief credit officer position and be responsible for commercial credit and product management.

•	Samuel J. Munafo will be in charge of the 14 banking markets.

•	John Hoying will head retail credit and product management.
Attached as Exhibit 99.1 hereto is a copy of the press release announcing the changes.
Item 9.01 Exhibits
     (c) Exhibit:
     99.1 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and Chief Financial Officer

Date: December 16, 2005

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated December 16, 2005.